SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 24, 2002

Date of Report (Date of Earliest Event Reported)

HNC Software Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-26146	33-0248788

(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5935 Cornerstone Court West
San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 799-8000

(Registrant’s telephone number, including area code)

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 23.01

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

On May 24, 2002, HNC Software Inc. filed a current report on Form 8-K to include “as adjusted” net loss and net loss per share financial information within its Consolidated Financial Statements for the years ended December 31, 2001, 2000 and 1999, as if it had adopted the Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” at the beginning of these respective years. The sole purpose of this Amendment No. 1 to the Form 8-K is to add Exhibit 23.01, the consent of the independent accountants.

The following exhibit is filed herewith:

23.01 Consent of Independent Accountants.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2002

HNC SOFTWARE INC

By: /s/ KENNETH J. SAUNDERS
Kenneth J. Saunders Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Title

23.01	Consent of Independent Accountants.